UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2017

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-16465	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-5295
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

On August 23, 2017, Retractable Technologies, Inc. (the “Company”) issued and sold to Thomas J. Shaw, its founder, President, Chief Executive Officer, and majority shareholder, one million shares of Common Stock of the Company (the “Shares”) at a purchase price of $0.5701 per share, for aggregate consideration of $570,100.00.  The Shares were sold pursuant to the terms of the Purchase Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.  The Shares have not been registered under the Securities Act of 1933, as amended.  The Company intends to rely on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for the issuance of securities to Mr. Shaw.  The foregoing summary of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the Purchase Agreement attached hereto as Exhibit 10.1.  A press release reporting the sale of the Shares is attached hereto as Exhibit 99.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

10.1                        Purchase Agreement dated as of August 23, 2017, by and between Retractable Technologies, Inc. and Thomas J. Shaw

99                                  Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: August 24, 2017		RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

	BY:	/s/ Douglas W. Cowan
DOUGLAS W. COWAN
VICE PRESIDENT, CHIEF FINANCIAL OFFICER, AND CHIEF ACCOUNTING OFFICER